UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 25, 2016

(Date of earliest event reported)

Legend Oil and Gas, Ltd.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

555 Northpoint Center East, Suite 400 Alpharetta, GA (Address of Principal Executive Offices)	30022 Zip Code

(678) 366-4587

(Registrant’s telephone number, including area code)

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2016, Neal Kaufman, age 48, joined the Company’s Board of Directors.

Neal is a founding member of Hillair Capital, our majority shareholder. He has over fifteen years of operating experience with large and small publicly traded companies and also has significant experience supporting financing activities. Neal opened the West Coast operations for Ardour Capital Investments, LLC, an investment bank wholly focused on the clean technology sector and prior to that, served as the Chief Executive Officer of TieTek. Neal held various senior management positions at 3Com Corporation, and also worked for the Internet arm of NBC Television. He began his career at McKinsey & Co., working in the U.S., Europe and South America. Neal has an AB in economics magna cum laude from Harvard College, a MA from Stanford University and a MBA from Harvard Business School where he was a Baker Scholar. Mr. Kaufman’s pertinent experience, qualifications, attributes, and skills include expertise in finance, strategy, and operations.

Neal is a director of SG Blocks, Inc.

On November 29, 2016, Andrew Reckles resigned as Chief Executive Officer, Chairman of the Board of Directors and a member of the Board of Directors of the Company.

On November 29, 2016, Warren S. Binderman, President and Chief Financial Officer of the Company, was appointed to the additional role as Interim Chief Executive Officer of the Company.

On November 29, 2016, Alais Griffin, an outside director of the Company, assumed the role of interim Board Chair.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND OIL AND GAS, LTD.

December 1, 2016	By:	/s/ Warren S. Binderman
Warren S. Binderman
Interim Chief Executive Officer,
President and Chief Financial Officer